Exhibit 10.3

SEPARATION AND MUTUAL RELEASE AGREEMENT

THIS SEPARATION AND MUTUAL RELEASE AGREEMENT (the “Agreement”) is made on the 14th day of January 2019 (the “Effective Date”) by and between SBL Holdings Limited (formerly known as Stater Blockchain Limited), a Company incorporated in New Zealand and having its registered office at 25 Ti Point Road, Leigh 0985, New Zealand (“SBL”), and Long Blockchain Corp., a Company incorporated under the State of Delaware, United States, and having its registered office at 12-1, Dubon Court, Farmingdale NY-11735 ( “LBCC”). SBL and LBCC are each individually a “Party” and collectively the “Parties”.

WHEREAS, the Parties agree to mutually terminate the Contribution and Exchange Agreement dated as of March 19, 2018 (the “C&E Agreement”) and to take such other actions and make such representations and warranties as set forth in this Agreement;

NOW, THEREFORE, in consideration of the representations, warranties, covenants and other agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Definitions:

a.	“Affiliate” of any Person means any Person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

b.	“Claim” means any award, claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority, commitment, debt, claim, counterclaim, suit, cause of action, damage, demand, liability, or obligation.

c.	“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

d.	“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

2.	Termination of the C&E Agreement: The Parties hereby agree that, as of the Effective Date, the C&E Agreement is terminated with no further force or effect, except as otherwise set forth herein and Section 7 (Confidentiality) of the C&E Agreement shall continue to apply.

3.	Cancellation of Stock: The Parties agree that, on or before the Effective Date:

a.	LBCC shall (i) cancel and/or redeem the 1,135,435 shares of its issued and outstanding voting stock held by SBL (the “LBCC Stock”) which were issued to SBL under the C&E Agreement, (the “LBCC Cancellation”), and which constitute all of the equity interests issued by LBCC to SBL under the C&E Agreement, (ii) irrevocably instruct its transfer agent to record such cancellation and/or redemption on LBCC’s stock ledger, and (iii) take all actions and execute all documents to ensure that any stock certificates, records and registers (including electronic versions thereof), or similar representing the LBCC Stock and the SBL Stock have been repurchased, cancelled and/or redeemed and have no further force or effect; and

b.	SBL shall (i) repurchase and cancel the 99 fully paid ordinary shares in SBL held by LBCC (the “SBL Stock”), which were issued to LBCC under the C&E Agreement (the “SBL Cancellation”, collectively with the LBCC Cancellation, the “Stock Cancellations”), and which constitute all of the equity interests issued by SBL to LBCC under the C&E Agreement, (ii) irrevocably instruct its transfer agent or applicable similar entity to record such repurchase and cancellation on SBL’s share register, and (iii) take all actions and execute all documents to ensure that any stock certificates, records and registers (including electronic versions thereof), or similar representing the SBL Stock and the LBCC Stock have been repurchased, cancelled and/or redeemed and have no further force or effect.

4.	Board of Directors:

a.	Effective as of or prior to the Effective Date, the member of the board of directors of LBCC designated by SBL pursuant to the C&E Agreement (the “SBL Director”) shall resign as a member of the board of directors of LBCC, and LBCC acknowledges, accepts, and agrees to such resignation. The SBL Director shall deliver to LBCC as of or prior to the execution of this Agreement a resignation letter effecting such resignation. The SBL Director hereby waives the right to receive any payment from LBCC for compensation accrued for services as a director of LBCC prior to the Effective Date.

b.	The Parties acknowledge that the board of directors of SBL did not appoint an individual designated by LBCC to the board of directors of SBL pursuant to the C&E Agreement.

5.	Release of Claim:

a.	Effective from and after the Effective Date, and in consideration of the mutual covenants and agreements herein, and for other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged), LBCC, on behalf of itself, its Affiliates and the directors, officers, employees, representatives, agents, successors and assigns of each of the foregoing (collectively, the “LBCC Releasing Parties”), fully, finally and irrevocably releases, acquits and forever discharges SBL, its Affiliates and thedirectors, officers, employees, representatives, agents, and the successors and assigns of each of the foregoing (collectively, the “SBL Released Parties”) from any and all Claims of every kind and nature whatsoever, past, present, or future, whether grounded in or based on law or in equity, by contract or in tort or otherwise, whether actual or potential, known or unknown, matured or unmatured, contingent or otherwise, arising from events, facts or circumstances occurring prior to the Effective Date (the “Release Period”), which the LBCC Releasing Parties ever had, now have or hereafter may have against the SBL Released Parties in any way relating to LBCC, SBL, the SBL Stock, or the C&E Agreement and the transactions contemplated thereby, other than any such Claims that arise from events, facts or circumstances that result in any breach by SBL Released Parties of their obligations under this Agreement.

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b.	Effective from and after the Closing Date, and in consideration of the mutual covenants and agreements herein and for other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged), SBL on behalf of itself, its Affiliates and the directors, officers, employees, representatives, agents, successors and assigns of each of the foregoing, and the SBL Director (collectively, the “SBL Releasing Parties”) fully, finally and irrevocably release, acquit and forever discharge LBCC and its respective directors, officers, employees, representatives, agents, and the successors and assigns of each of the foregoing (collectively, the “LBCC Released Parties”) from any and all Claims of every kind and nature whatsoever, past, present, or future, whether grounded in or based on law or in equity, by contract or in tort or otherwise, whether actual or potential, known or unknown, matured or unmatured, contingent or otherwise, arising from events, facts or circumstances occurring during the Release Period, which the SBL Releasing Parties ever had, now have or hereafter may have against the LBCC Released Parties in any way relating to LBCC, SBL, the LBCC Stock, or the C&E Agreement and the transactions contemplated thereby, or compensation for service as the SBL Director, other than any such Claims that arise from events, facts or circumstances that result in any breach by LBCC Released Parties of their obligations under this Agreement and any such Claims by the SBL Director under any indemnification agreement between the SBL Director and LBCC.

c.	The releases contained herein are intended to be complete, global and all-encompassing and specifically include claims that are known, unknown, fixed, contingent or conditional with respect to the matters described herein as of the Effective Date. Each Party hereby expressly waives any and all rights conferred upon it by any statute or law which provides that a release does not extend to claims which the claimant does not know or suspect to exist in its favor at the time of executing the release, which if known by him must have materially affected his release with the released party.

6.	Waiver:

a.	LBCC hereby expressly agrees to relinquish any and all vested and unvested equity, ownership, stock, capital, profits and/or membership interest(s) in SBL, including the SBL Stock, together with any rights to profits, distributions, or dividends in SBL that it may have or ever had (collectively, the “SBL Interests”). By entering into this Agreement, LBCC shall, and expressly agrees, to assign, convey, transfer and deliver to SBL any and all of its rights, title, and interest in any SBL Interests, free and clear of any pledge, lien, security interest, encumbrance, charge or claim of any nature whatsoever, including, without limitation, any pledge of SBL Interests to any lender, financial institution, financing party, creditor or any third party.

b.	SBL hereby expressly agrees to relinquish any and all vested and unvested equity, ownership, stock, capital, profits and/or membership interest(s) in LBCC, including the LBCC Stock, together with any rights to profits, distributions, or dividends in LBCC that it may have or ever had (collectively, the “LBCC Interests”, collectively with the SBL Interests, the “Equity Interests”). By entering into this Agreement, SBL shall, and expressly agrees, to assign, convey, transfer and deliver to LBCC any and all of its rights, title, and interest in any LBCC Interests, free and clear of any pledge, lien, security interest, encumbrance, charge or claim of any nature whatsoever, including, without limitation, any pledge of LBCC Interests to any lender, financial institution, financing party, creditor or any third party.

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7.	Representations and Warranties: Each Party hereby represents and warrants to the other Party that, as of the Effective Date:

a.	Such Party has the requisite authority and capacity to enter into this agreement and to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Party and constitutes a valid, binding obligation between the Parties enforceable against such Party in accordance with its terms.

b.	The execution, delivery and performance by such Party of the Agreement, and the consummation of the transactions contemplated thereby, does not and will not (a) result in a violation or breach of any provision of the organizational documents of such Party, (b) result in a violation or breach of any provision of any law or any order, judgment, decree, writ, injunction, or award by any Governmental Authority applicable to such Party or (c) require the consent of or notice to any Person, or (d) or any other agreement to which such Party is a party.

c.	This Agreement has been approved by the board of directors of such Party.

d.	Such Party’s respective Equity Interests represents all of the equity interests owned beneficially or of record by such Party in LBCC, with respect to the LBCC Interests, or SBL, with respect to the SBL Interests, as the case may be. Such Party is the registered and beneficial owner of its respective Equity Interests and has good and marketable title to such Equity Interests free and clear of all liens, pledges, mortgages, deeds of trust, security interests, charges, claims, easements, encroachments, or other encumbrances.

8.	Intellectual Property Rights: By executing this Agreement, each Party acknowledges and agrees that any and all intellectual property of the other Party or its Affiliates to which it had access shall be retained by the original Party or its Affiliates and each Party waives any and all claims and rights, statutory or otherwise, over any such intellectual property, and each Party acknowledges and agrees that such Party has no license over any such intellectual property rights, in the United States or anywhere else in the world. For the purposes hereof, “intellectual property rights” means all rights, title, and interests in and to all intellectual property and proprietary rights of every kind and nature however denominated, throughout the world, including patents, copyrights, trade secrets, domain names, and any and all registrations, applications, licenses therefore and thereof, including all actions and rights to sue at law or in equity for any past or future infringement, thereof.

9.	Further Assurance: Following the Effective Date, each of the Parties shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions of this Agreement and give effect to the Stock Cancellations and other transactions and agreements contemplated thereby.

10.	Public Announcements: Except with respect to LBCC to satisfy its disclosure requirements under the Securities Exchange Act of 1934, as amended, unless otherwise required by law (based upon the reasonable advice of counsel), no Party shall make any public announcements in respect of this Agreement or the C&E Agreement or the transactions contemplated thereby or otherwise communicate with any news media without the prior written consent of the other parties, and the parties shall cooperate as to the timing and contents of any such announcement.

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11.	Entire Agreement: This Agreement contains the entire understanding of the Parties with respect to the matters covered herein and therein and, except as specifically set forth herein, neither the SBL nor LBCC makes any representation, warranty, covenant or undertaking with respect to such matters.

12.	Survival of Agreement, Representations and Warranties: All representations and warranties contained herein shall survive the execution and delivery of this Agreement.

13.	Successors and Assigns: This Agreement shall bind and inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

14.	Governing Law; Venue: This Agreement and the obligations, rights, remedies of the Parties hereto are to be constructed in accordance with and governed by the laws of the State of Delaware, with any action/dispute concerning this Agreement to be commenced exclusively in the state and federal courts sitting in the State of Delaware.

15.	Miscellaneous: This Agreement embodies the entire agreement and understanding between the Parties hereto and supersedes all prior agreements and understanding relating to the subject matter hereof. This Agreement may be executed in two counterparts but all such counterparts shall together constitute but one and the same instrument.

[Signature page follows.]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as on the date first above written.

SBL HOLDINGS LIMITED		SBL DIRECTOR:

By:	/s/ Timothy Connell	/s/ Ramy Soliman
Name:	Timothy Connell	Name:	Ramy Soliman
Title:	CEO

LONG BLOCKCHAIN CORP.

By:	/s/ Andy Shape
Name:	Andy Shape
Title:	CEO

In Presence of:

WITNESS:

1. /s/

2. /s/

[Signature page to Separation and Mutual Release Agreement]